EX-28.h.4.d

AMENDED AND RESTATED FEE WAIVER AND/OR EXPENSE ASSUMPTION

AGREEMENT FOR DFA INVESTMENT DIMENSIONS GROUP INC.

AMENDED AND RESTATED FEE WAIVER AND/OR EXPENSE ASSUMPTION AGREEMENT, made this 15th day of December, 2021, between DFA Investment Dimensions Group Inc., a Maryland corporation (the “Fund”), on behalf of certain portfolios of the Fund, as identified below (each a “Portfolio,” and together, the “Portfolios”), and Dimensional Fund Advisors LP, a Delaware limited partnership (“Dimensional”) (formerly Dimensional Fund Advisors Inc.), amending and restating certain waiver agreements previously entered into by the Fund and Dimensional.

WHEREAS, Dimensional has entered into Investment Management Agreements on behalf of the Portfolios, pursuant to which Dimensional provides various services for the Portfolios, and for which Dimensional is compensated based on the average net assets of such Portfolios; and

WHEREAS, the Fund and Dimensional have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to limit the expenses of the Portfolios of the Fund as listed below;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Fee Waiver and Expense Assumption by Dimensional.

(a)

Dimensional agrees to waive all or a portion of its management fee and assume the ordinary operating expenses of a class of each of the following Portfolios (excluding the expenses that the Portfolio incurs indirectly through its investment in other investment companies) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of a class of each Portfolio, on an annualized basis, to the following percentages of a class of the respective Portfolio’s average net assets (the “Expense Limitation Amount”):

Portfolio	Expense Limitation Amount
DFA California Intermediate-Term Municipal Bond Portfolio	0.23%
DFA California Short-Term Municipal Bond Portfolio	0.30%
DFA Intermediate-Term Extended Quality Portfolio	0.21%
DFA Intermediate-Term Municipal Bond Portfolio	0.23%
DFA Inflation-Protected Securities Portfolio	0.20%
DFA International Real Estate Securities Portfolio	0.29%
DFA MN Municipal Bond Portfolio	0.32%
DFA Real Estate Securities Portfolio	0.18%
DFA Selectively Hedged Global Fixed Income Portfolio	0.25%
DFA Short-Term Extended Quality Portfolio	0.20%
DFA World-ex US Government Fixed Income Portfolio	0.20%
International Vector Equity Portfolio	0.60%
U.S. Core Equity 1 Portfolio	0.23%
U.S. Core Equity 2 Portfolio	0.26%
U.S. Sustainability Core 1 Portfolio	0.25%
U.S. Vector Equity Portfolio	0.36%
U.S. Large Cap Growth Portfolio	0.20%
U.S. Small Cap Growth Portfolio	0.40%
International Large Cap Growth Portfolio	0.30%
International Small Cap Growth Portfolio	0.52%
U.S. Large Cap Equity Portfolio	0.19%
DFA Municipal Real Return Portfolio	0.27%
DFA Municipal Bond Portfolio	0.21%
DFA LTIP Portfolio	0.15%
DFA Targeted Credit Portfolio	0.20%
VIT Inflation-Protected Securities Portfolio	0.15%

Portfolio	Expense Limitation Amount
DFA NY Municipal Bond Portfolio	0.25%
DFA Oregon Municipal Bond Portfolio	0.32%
DFA Selective State Municipal Bond Portfolio	0.23%
DFA Social Fixed Income Portfolio	0.27%
Emerging Markets Core Equity Portfolio	0.54%
Emerging Markets Social Core Equity Portfolio	0.57%
International Core Equity Portfolio	0.30%
International Sustainability Core 1 Portfolio	0.38%
International Social Core Equity Portfolio	0.38%
Large Cap International Portfolio	0.24%
Enhanced U.S. Large Company Portfolio	0.15%

(b)

Dimensional agrees to waive all or a portion of its management fee and to assume the expenses of a class of each of the following Portfolios (including the expenses that a Portfolio bears as a shareholder of other funds managed by the Advisor but excluding the expenses that the Portfolio incurs indirectly through investment of its securities lending cash collateral in The DFA Short Term Investment Fund and its investment in unaffiliated investment companies) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of a class of each Portfolio, on an annualized basis, to the following percentages of a class of the respective Portfolio’s average net assets (the “Expense Limitation Amount”).

Portfolio	Expense Limitation Amount
DFA Global Real Estate Securities Portfolio	0.24%
DFA Investment Grade Portfolio	0.21%
VA Global Moderate Allocation Portfolio (Class L10 shares)	0.35%
VA Global Moderate Allocation Portfolio (Institutional Class shares)	0.28%
DFA Commodity Strategy Portfolio	0.55%
World ex U.S. Core Equity Portfolio	0.39%

(c)

Dimensional agrees to waive up to the full amount of each Portfolio’s management fee (as stated below) to the extent necessary to offset the proportionate share of the management fees paid by the Portfolio through its investment in other funds managed by Dimensional, except for the fees paid through investment of securities lending cash collateral in The DFA Short Term Investment Fund (the “Underlying Funds”). In addition, Dimensional also agrees to waive all or a portion of the management fee and to assume the expenses of a class of each Portfolio to the extent necessary to reduce the ordinary operating expenses (including expenses incurred through its investment in other investment companies but excluding the expenses that the Portfolio incurs indirectly through investment of its securities lending cash collateral in The DFA Short Term Investment Fund) (“Portfolio Expenses”) of a class of the Portfolio so that such Portfolio Expenses, on an annualized basis, do not exceed the following percentages of a class of the respective Portfolio’s average net assets (the “Expense Limitation Amount”).

Portfolio	Management Fee	Expense Limitation Amount
Selectively Hedged Global Equity Portfolio	0.24%	0.40%
World ex U.S. Targeted Value Portfolio	0.40%	0.80%

(d)

Dimensional agrees to waive up to the full amount of the DFA Short-Duration Real Return Portfolio’s management fee of 0.18% to the extent necessary to offset the proportionate share of the management fees paid by the Portfolio through its investment in other funds managed by Dimensional, except for the fees paid through its investment of securities lending cash collateral in The DFA Short Term Investment Fund (the “Underlying Funds”).

In addition, Dimensional also agrees to waive all or a portion of the management fee and to assume the ordinary operating expenses of a class of the Portfolio (including the expenses that the Portfolio bears as a shareholder of other funds managed by the Advisor but excluding the expenses that the Portfolio incurs indirectly through investment of its securities lending cash collateral in The DFA Short Term Investment Fund and the expenses that the Portfolio incurs indirectly through its investment in unaffiliated investment companies) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of a class of the Portfolio to 0.24% of the average net assets of a class of the Portfolio on an annualized basis (the “Expense Limitation Amount”).

(e)

Dimensional agrees to waive up to the full amount of the World Core Equity Portfolio’s management fee of 0.22% to the extent necessary to offset the proportionate share of the management fees paid by the Portfolio through its investment in other funds managed by Dimensional, except for the fees paid through its investment of securities lending cash collateral in The DFA Short Term Investment Fund (the “Underlying Funds”) (including the Portfolio’s proportionate share of any management fees that an Underlying Fund paid through its investment in an affiliated cash management fund). Further, Dimensional also agrees to assume the expenses of a class of the Portfolio to the extent necessary to reduce the ordinary operating expenses (including expenses incurred through its investment in other investment companies but excluding the expenses that the Portfolio incurs indirectly through investment of its securities lending cash collateral in The DFA Short Term Investment Fund) (“Portfolio Expenses”) of a class of the Portfolio so that the Portfolio Expenses do not exceed 0.27% of the average net assets of a class of the Portfolio on an annualized basis (the “Expense Limitation Amount”).

(f)

Dimensional agrees to waive up to the full amount of the VA Equity Allocation Portfolio’s management fee of 0.27% to the extent necessary to offset the proportionate share of the management fees paid by the Portfolio through its investment in other funds managed by Dimensional, except for the fees paid through its investment of securities lending cash collateral in The DFA Short Term Investment Fund. In addition, Dimensional also agrees to waive all or a portion of the management fee and to assume the ordinary operating expenses of a class of the Portfolio (including the expenses that the Portfolio bears as a shareholder of other funds managed by the Advisor, excluding money market funds, but excluding the expenses that the Portfolio incurs indirectly through its investment in unaffiliated investment companies) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of a class of the Portfolio to 0.37% of the average net assets of a class of the Portfolio on an annualized basis (the “Expense Limitation Amount”).

(g)

Dimensional agrees to waive its management fee and to assume the U.S. Targeted Value Portfolio’s Institutional Class Shares’ expenses (excluding the expenses the Portfolio incurs indirectly through investment in other investment companies) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of the Portfolio’s Institutional Class shares to 0.50% of the average net assets of such class of the Portfolio on an annualized basis (“Expense Limitation Amount”).

(h)

Dimensional agrees to waive all or a portion of its management fee and to assume the ordinary operating expenses of a class of each of the following Portfolios (including the expenses that the Portfolio bears as a shareholder of other funds managed by the Advisor, excluding money market funds, but excluding the expenses that the Portfolio incurs indirectly through its investment in unaffiliated investment companies) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of a class of the Portfolio to the following percentages of the average net assets of a class of the Portfolio on an annualized basis (the “Expense Limitation Amount”).

Portfolio	Expense Limitation Amount
DFA Diversified Fixed Income Portfolio	0.15%
DFA Global Core Plus Fixed Income Portfolio	0.30%
DFA Global Sustainability Fixed Income Portfolio	0.25%
Emerging Markets Sustainability Core 1 Portfolio	0.65%
Emerging Markets Targeted Value Portfolio	0.85%
Global Small Company Portfolio	0.42%
U.S. High Relative Profitability Portfolio	0.25%
U.S. Sustainability Targeted Value Portfolio	0.34%
International High Relative Profitability Portfolio	0.35%
DFA California Municipal Real Return Portfolio	0.30%
DFA Global Core Plus Real Return Portfolio	0.29%
Emerging Markets ex China Core Equity Portfolio	0.43%

2.	Fee Waiver by Dimensional.

(a)

Dimensional agrees to waive all or a portion of its management fee to the extent necessary to reduce the ordinary operating expenses (excluding expenses incurred through investment in other investment companies) (“Portfolio Expenses”) of a class of each of the following Portfolios so that such Portfolio Expenses, on an annualized basis, do not exceed the rate reflected below for a class of each Portfolio (the “Expense Limitation Amount”):

Portfolio	Expense Limitation Amount
DFA Short-Term Government Portfolio (formerly the DFA Five-Year Government Portfolio)	0.20%
DFA Short-Term Municipal Bond Portfolio	0.30%
U.S. Social Core Equity 2 Portfolio	0.60%

(b)

Dimensional agrees to waive up to the full amount of the World ex U.S. Value Portfolio’s management fee of 0.32% to the extent necessary to offset the proportionate share of the management fees paid by the Portfolio through its investment in other funds managed by Dimensional, except for the fees paid through its investment of securities lending cash collateral in The DFA Short Term Investment Fund (the “Underlying Funds”). In addition, Dimensional also agrees to waive all or a portion of the management fee that remains payable by the Portfolio (i.e., the management fee remaining after the proportionate share of the Underlying Funds’ management fees have been offset (the “Remaining Management Fee”)) to the extent necessary to reduce the Portfolio’s ordinary operating expenses (including expenses incurred through its investment in other investment companies but excluding the expenses that the Portfolio incurs indirectly through investment of its securities lending cash collateral in The DFA Short Term Investment Fund) (“Portfolio Expenses”) so that such Portfolio Expenses do not exceed 0.60% of the Portfolio’s average net assets on an annualized basis (the “Expense Limitation Amount”). The maximum amount that may be waived to limit Portfolio Expenses pursuant to this paragraph is the amount of the Remaining Management Fee.

3.	Expense Assumption by Dimensional.

(a)

Dimensional agrees to assume the ordinary operating expenses of the Institutional Class shares of the Dimensional Retirement Income Fund, Dimensional 2010 Target Date Retirement Income Fund, Dimensional 2015 Target Date Retirement Income Fund, Dimensional 2020 Target Date Retirement Income Fund, Dimensional 2025 Target Date Retirement Income Fund, Dimensional 2030 Target Date Retirement Income Fund, Dimensional 2035 Target Date Retirement Income Fund, Dimensional 2040 Target Date

Retirement Income Fund, Dimensional 2045 Target Date Retirement Income Fund, Dimensional 2050 Target Date Retirement Income Fund, Dimensional 2055 Target Date Retirement Income Fund, Dimensional 2060 Target Date Retirement Income Fund, and Dimensional 2065 Target Date Retirement Income Fund (each, a “Portfolio”) (excluding the expenses that the Portfolio incurs indirectly through its investment in other investment companies managed by Dimensional) (“Portfolio Expenses”) to the extent necessary to limit the Portfolio Expenses of the Institutional Class shares of each Portfolio to 0.06% of the average net assets of the Institutional Class shares of the Portfolio on an annualized basis.

(b)

Dimensional agrees to assume all or a portion of the ordinary other expenses of the Institutional Class of the Global Social Core Equity Portfolio to the extent necessary to limit the ordinary operating expenses of the Institutional Class of the Portfolio (including expenses incurred through its investment in other investment companies but excluding the expenses that the Portfolio incurs through investment of its securities lending cash collateral in The DFA Short Term Investment Fund) (“Portfolio Expenses”) to 0.34% of the average net assets of the Institutional Class of the Portfolio on an annualized basis (the “Expense Limitation Amount”). The maximum amount assumed under this assumption agreement is the full amount of the ordinary other expenses incurred directly by the Portfolio and, accordingly, it is possible for the net Portfolio Expenses of the Portfolio to exceed the Expense Limitation Amount under certain circumstances.

4.

Duty to Reimburse Dimensional. If, at any time, the Portfolio Expenses are less than the applicable Expense Limitation Amount of a class of shares of a Portfolio, the Fund, on behalf of the Portfolio, shall reimburse Dimensional for any fees previously waived and/or expenses previously assumed to the extent that such reimbursement will not cause the annualized Portfolio Expenses for such class of shares of the Portfolio to exceed the applicable Expense Limitation Amount identified above. With respect to the Selectively Hedged Global Equity Portfolio, World ex U.S. Targeted Value Portfolio, DFA Short-Duration Real Return Portfolio, World Core Equity Portfolio, VA Equity Allocation Portfolio and World ex U.S. Value Portfolio, Dimensional shall also not be reimbursed for any management fees previously waived to offset a Portfolio’s proportionate share of the management fees paid by such Portfolio through its investment in other funds managed by Dimensional. There shall be no obligation of the Fund, on behalf of a Portfolio, to reimburse Dimensional for fees waived or expenses previously assumed by Dimensional more than thirty-six (36) months prior to the date of any reimbursement.

5.	Assignment. No assignment of this Agreement shall be made by Dimensional without the prior consent of the Fund.

6.

Duration and Termination. This Agreement shall begin on February 28, 2022, and shall continue in effect until February 28, 2023 for each Portfolio, and shall continue in effect from year to year thereafter, unless and until the Fund or Dimensional notifies the other party to the Agreement, at least thirty days (30) prior to the end of the one-year period for a Portfolio, of its intention to terminate the Agreement. This Agreement shall automatically terminate upon the termination of the Investment Management Agreement between Dimensional and the Fund, on behalf of such Portfolio.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

DFA INVESTMENT DIMENSIONS GROUP INC.		DIMENSIONAL FUND ADVISORS LP

By: DIMENSIONAL HOLDINGS INC., General Partner

By:	/s/ Ryan P. Buechner	By:	/s/ Carolyn L. O

Name: Ryan P. Buechner		Name: Carolyn L. O

Title: Vice President		Title: Vice President

As amended: December 15, 2021